Exhibit 15





August 4, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
       33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-55847, 33-58255,
       33-61107, 33-62227, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993,
       333-28181, 333-31466, 333-37396, 333-37536, 333-37542, 333-38580,
       333-38586, 333-40258, 333-40260, 333-46295, 333-47443, 333-47445,
       333-47733, 333-49545, 333-49547, 333-52399, 333-56660, 333-57596,
       333-57598, 333-58695, 333-58697, 333-58701, 333-61882, 333-61886,
       333-65703, 333-70447, 333-71380, 333-72476, 333-72478, 333-74313,
       333-85138, 333-86127, 333-87619, 333-87990, 333-100910, 333-101293,
       333-104063, 333-104064, 333-105674, 333-110105, 333-113584,
       333-113608, 333-115339, 333-115340, 333-123251, 333-123252 and 333-126865
       on Form S-8 and Nos. 333-67209 and 333-75214 on Form S-3.

Commissioners:

We are aware that our report dated August 4, 2005 on our reviews of interim financial information of Ford Motor Company (the "Company") for the three-month and six-month periods ended June 30, 2005 and 2004 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP







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